Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-217746 and 333-213755) of Apptio, Inc. of our report dated February 21, 2018 relating to the consolidated financial statements, which appears in this Form

10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington

February 21, 2018